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                                                                     EXHIBIT 3.1

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
Microfilm Number __________________________     Filed withthe Department of State on _________________________
Entity Number _____________________________     ______________________________________________________________
                                                            SECRETARY OF THE COMMONWEALTH
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                  CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP
                             DSCB:15-8512 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. (S) 8512 (relating to certificate of amendment), the undersigned limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1.   The name of the limited partnership is:   Anthony Crane Rental, L.P.
                                             -----------------------------------

2.   The date of filing of the original Certificate of Limited Partnership is:
     July 14, 1994
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3.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

 X   The amendments adopted by the limited partnership, set forth in full, is
---  as follows:

     Anthony Crane Rental, Inc., a Pennsylvania corporation is withdrawing as a
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     general partner.  ACR Management, L.L.C., a Delaware limited liability
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     company, is admitted as the new general partner
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___  The amendment adopted by the limited partnership is set forth in full in Exhibit A attached hereto and made a part hereof.

4.   (CHECK, AND IF APPROPRIATE, COMPLETE ONE OF THE FOLLOWING):

 X   The amendment shall be effective upon filing this Certificate of
---  Amendment in the Department of State.


___  The amendment shall be effective on ______________________ at
                                                  Date
     ______________________
             Hour

5.   (CHECK IF THE AMENDMENT RESTATES THE CERTIFICATE OF LIMITED PARTNERSHIP):

 X   The restated Certificate of Limited Partnership supersedes the original
---  Certificate of Limited Partnership and all amendments thereto.



     IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of amendment to be executed this _______ day of July, 1998.


                                    ANTHONY CRANE RENTAL, L.P.
                                    By:  ACR Management, L.L.C.
                                    Its:  New General Partner

                                    By:_________________________________________

                                    Its:________________________________________

                                    By:  Anthony Crane Rental, Inc.
                                    Its:  Withdrawing General Partner

                                    By: /s/ David W. Mahokey
                                       _________________________________________
                                       David W. Mahokey, Chief Financial Officer